                                                                  Exhibit G - 11
                                                                  Page 1 of 1

         AMERICAN ELECTRIC POWER COMPANY, INC. AND SUBSIDIARY COMPANIES
      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF RETAINED EARNINGS
                        Twelve Months Ended June 30, 1998
                                  (in millions)

                                                       AEP                  CSW              Pro Forma       Pro Forma
                                                 (As Reported)       (As Reclassified)      Adjustments      Combined

Balance at Beginning of Period                      $1,615                $1,925                              $3,540
Net Income                                             486                   210                                 696
Deductions:
  Cash Dividends Declared                              456                   369                                 825
  Other                                               --                      18                                  18
Transaction Costs                                     --                    --                 $(53)*             (53)
                                                    ------                ------               ----           -------
Balance at End of Period                            $1,645                $1,748               $(53)          $3,340
                                                    ======                ======               ====           ======



* See Exhibit G-8 Page 6 Pro Forma Entry 2.